EXHIBIT 99

                                          MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS FIRST QUARTER NET INCOME OF $24.9 MILLION
AND RETURN ON ASSETS OF 1.07%

CHICAGO, April 22, 2013 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2013 first quarter net income of $24.9 million.

"I'm pleased with our strong start to 2013. Our key fee initiatives, especially leasing revenues, continued to deliver and credit costs remained very low. Revenue from our key fee initiatives increased 53% compared to the first quarter of 2012," stated Mitchell Feiger, President and Chief Executive Officer of the Company.

Net income, net income available to common stockholders and fully diluted earnings per share increased in the first quarter of 2013 compared to the fourth and first quarters of 2012 as follows (note that all linked quarter change percentages presented here and throughout this release are not annualized):

	1Q13	4Q12	Change from 4Q12 to 1Q13	1Q12	Change from 1Q12 to 1Q13
(dollars in thousands, except per share data)
Net income	$24,906	$24,012	+3.7%	$21,086	+18.1%
Net income available to common stockholders	24,906	24,012	+3.7%	17,817	+39.8%
Fully diluted earnings per share	0.46	0.44	+4.5%	0.33	+39.4%

Key items are as follows:

Overall Fee Income Growth Continues:

•
Revenues from key fee initiatives increased 7.8% compared to the fourth quarter of 2012, as a result of the 31.0% increase in leasing revenues to $16.3 million. This increase was primarily driven by the addition of Celtic Leasing Corp. ("Celtic"), our recently acquired leasing subsidiary, which contributed $6.0 million in leasing revenues to our first quarter 2013 results.

•
Revenues from key fee initiatives increased 52.5% compared to the first quarter of 2012, primarily as a result of the 133.7% increase in leasing revenues. Capital markets and international banking service fees and card fees increased 57.8% and 31.7%, respectively, compared to the first quarter of 2012.

•	Core non-interest income to total revenues ratio was 34.6% in the first quarter compared to 34.2% in the prior quarter and 26.5% in the first quarter of 2012.

Net Interest Margin Stable Compared to Prior Quarter:

•
Fully taxable equivalent net interest margin was 3.59% for the first quarter of 2013 compared to 3.57% for the prior quarter and 3.87% for the first quarter of 2012. The change from the first quarter of 2012 was due to average yields on interest earning assets declining more than average rates paid on interest bearing liabilities.

•
Net interest income declined compared to the prior quarter primarily due to two fewer days in the first quarter of 2013 compared to the fourth quarter of 2012. Compared to the first quarter of 2012, net interest income declined due to lower average interest earning asset balances (as a result of a decrease in covered loans) as well as a decline in net interest margin.

Non-Performing Loans and Non-Performing Assets Decreased During the Quarter:

	1Q13	4Q12	Change from 4Q12 to 1Q13	1Q12	Change from 1Q12 to 1Q13
(dollars in thousands)
Non-performing loans to total loans	2.00%	2.03%	-0.03%	2.15%	-0.15%
Non-performing assets to total assets	1.56	1.62	-0.06	1.94	-0.38
Net loan charge-offs (recoveries) to average loans (annualized)	0.25	(0.17)	+0.42	0.40	-0.15

•	Provision for credit losses was zero in the quarter, aided by low migrations to nonperforming status and by recoveries.

Improvement in Return on Assets and Return on Equity During the Quarter:

•
Our annualized return on average assets, annualized return on average common equity and annualized cash return on average tangible common equity improved compared to the fourth and first quarters of 2012:

	1Q13	4Q12	Change from 4Q12 to 1Q13	1Q12	Change from 1Q12 to 1Q13
Annualized return on average assets	1.07%	1.01%	+0.06%	0.87%	+0.20%
Annualized return on average common equity	7.89	7.55	+0.34	5.94	+1.95
Annualized cash return on average tangible common equity	12.53	11.47	+1.06	9.36	+3.17

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $1.6 million from the fourth quarter of 2012.  The decrease from the fourth quarter of 2012 to the first quarter of 2013 was due primarily to two fewer days in the first quarter. Our net interest margin, on a fully tax equivalent basis increased to 3.59% for the first quarter of 2013 compared to 3.57% for the fourth quarter of 2012.

Net interest income on a fully tax equivalent basis decreased $8.6 million from the first quarter of 2012.  The decrease from the first quarter of 2012 to the first quarter of 2013 was due to lower average earning asset balances (as a result of a decrease in covered loans) as well as a decline in net interest margin. Our net interest margin, on a fully tax equivalent basis, declined to 3.59% for the first quarter of 2013 compared to 3.87% for the first quarter of 2012. The decrease in the margin was due to average yields on interest earning assets declining more than average rates paid on interest bearing liabilities.

See the supplemental net interest margin tables for further detail.

Non-interest Income (dollars in thousands):

	1Q13	4Q12	3Q12	2Q12	1Q12
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$808	$2,386	$1,400	$788	$512
Commercial deposit and treasury management fees	5,966	6,095	5,860	5,784	5,897
Lease financing, net	16,263	12,419	9,671	7,334	6,958
Trust and asset management fees	4,494	4,623	4,428	4,535	4,404
Card fees	2,695	2,505	2,388	2,429	2,046
Total key fee initiatives	30,226	28,028	23,747	20,870	19,817

Loan service fees	1,011	2,436	1,075	1,267	1,067
Consumer and other deposit service fees	3,246	3,655	3,786	3,534	3,453
Brokerage fees	1,157	1,088	1,185	1,264	1,255
Increase in cash surrender value of life insurance	844	893	890	870	917
Accretion of FDIC indemnification asset	143	154	204	222	475
Net gain on sale of loans	639	822	575	554	374
Other operating income	955	1,325	405	958	1,604
Total core non-interest income	38,221	38,401	31,867	29,539	28,962

Non-core non-interest income: (1)
Net (loss) gain on investment securities	(1)	311	281	(34)	(3)
Net loss on sale of other assets	—	(905)	(12)	(8)	(17)
Net loss recognized on other real estate owned (A)	(319)	(1,848)	(4,151)	(4,156)	(4,348)
Net (loss) gain recognized on other real estate owned related to FDIC transactions (A)	(11)	222	213	(1,285)	(2,241)
Increase (decrease) in market value of assets held in trust for deferred compensation (B)	483	104	355	(149)	501
Total non-core non-interest income	152	(2,116)	(3,314)	(5,632)	(6,108)

Total non-interest income	$38,373	$36,285	$28,553	$23,907	$22,854

(1)
Letter denotes the corresponding line items where these non-core non-interest income items reside in the consolidated statements of income as follows:  A – Net loss recognized on other real estate owned, B – Other operating income.

Core non-interest income for the first quarter of 2013 was consistent with the fourth quarter of 2012.

•
Net lease financing income increased primarily as a result of the acquisition of Celtic at the end of 2012 and the continued very strong performance from our LaSalle leasing subsidiary. Remarketing gains and fees from the sale of equipment maintenance contracts can fluctuate from quarter to quarter.

•	Card fee income increased primarily due to fees earned on debit and credit cards.

•
Capital markets and international banking service fees decreased primarily due to a decrease in merger and acquisition advisory fees, as well as a decrease in interest rate swap fees, which can fluctuate based on loan volumes.

•	Loan service fees decreased due to a decrease in prepayment fees.

•	Consumer and other deposit service fees decreased as a result of lower NSF fees.

Core non-interest income for the first quarter of 2013 rose 32.0% compared to the first quarter of 2012.

•
Net lease financing income increased as a result of the increase in remarketing gains and fees from the sale of equipment maintenance contracts, as well as the impact on leasing revenues attributable to Celtic.

•	Card fee income increased primarily due to fees earned on prepaid, debit and credit cards.

•	Capital markets and international banking service fees increased primarily due to an increase in loan placement and interest rate swap fees.

Non-core non-interest income for the first quarter of 2013 compared to the fourth and first quarters of 2012 was primarily impacted by lower losses recognized on other real estate owned ("OREO").

Non-interest Expense (dollars in thousands):

	1Q13	4Q12	3Q12	2Q12	1Q12
Core non-interest expense:
Salaries and employee benefits	$43,031	$42,934	$41,728	$40,295	$39,928
Occupancy and equipment expense	9,404	8,774	8,274	9,188	9,570
Computer services and telecommunication expense	3,887	4,160	3,777	3,909	3,653
Advertising and marketing expense	2,103	2,335	1,936	1,839	2,073
Professional and legal expense	1,295	1,640	1,554	1,503	1,413
Other intangible amortization expense	1,544	1,251	1,251	1,251	1,257
Other real estate expense, net	139	449	874	424	1,243
Other operating expenses	9,213	8,027	7,976	8,574	7,693
Total core non-interest expense	70,616	69,570	67,370	66,983	66,830

Non-core non-interest expense: (1)
Branch impairment charges	—	1,432	758	—	—
Prepayment fees on interest bearing liabilities	—	—	12,682	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (A)	483	104	355	(149)	501
Total non-core non-interest expense	483	1,536	13,795	(149)	501

Total non-interest expense	$71,099	$71,106	$81,165	$66,834	$67,331

(1)	Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core non-interest expense, which included a full quarter of Celtic's operating expenses, increased by $1.0 million (+1.5%) from the fourth quarter of 2012 to the first quarter of 2013.

•	Other operating expenses were higher as a result of an increase in the clawback liability related to our loss share agreements with the FDIC.

•	Occupancy and equipment expense increased due to higher property taxes and building maintenance expense partially offset by a decrease in depreciation expense.

•	Other intangible amortization expense increased due to the Celtic acquisition.

•	Professional and legal expense decreased due to less collection activity.

•	Other real estate expense decreased due to lower construction costs and higher real estate tax refunds received.

Core non-interest expense increased by $3.8 million (+5.7%) from the first quarter of 2012 to the first quarter of 2013.

•	Salaries and employee benefits increased due to annual salary increases, the impact of Celtic and an increase in incentives and commissions on higher lease revenues.

•	Other operating expenses were higher as a result of an increase in the clawback liability related to our loss share agreements with the FDIC recorded during the first quarter of 2013.

•	Other intangible amortization expense increased due to the Celtic acquisition.

•	Other real estate expense decreased due to fewer OREO properties.

Non-core non-interest expense decreased from the prior quarter as we did not incur any branch impairment charges in the first quarter of 2013, while in the fourth quarter of 2012, we incurred $1.4 million in branch impairment charges.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	3/31/2013		12/31/2012		9/30/2012		6/30/2012		3/31/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,207,638	21%	$1,220,472	21%	$1,073,981	19%	$1,079,436	19%	$1,040,340	18%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,347,666	24%	1,303,020	23%	1,219,361	22%	1,221,199	21%	1,209,942	21%
Commercial real estate	1,743,329	30%	1,761,832	30%	1,770,261	31%	1,794,777	31%	1,877,380	32%
Construction real estate	101,581	2%	110,261	2%	149,872	3%	150,665	3%	128,040	2%
Total commercial related credits	4,400,214	77%	4,395,585	76%	4,213,475	75%	4,246,077	74%	4,255,702	73%
Other loans:
Residential real estate	312,804	5%	314,359	5%	308,866	5%	313,137	5%	309,644	5%
Indirect vehicle	220,739	4%	208,633	4%	206,973	3%	198,848	3%	186,736	3%
Home equity	291,190	5%	305,186	5%	314,718	6%	323,234	6%	327,450	6%
Consumer loans	81,932	2%	93,317	2%	84,651	2%	89,115	2%	89,705	2%
Total other loans	906,665	16%	921,495	16%	915,208	16%	924,334	16%	913,535	16%
Gross loans excluding covered loans	5,306,879	93%	5,317,080	92%	5,128,683	91%	5,170,411	90%	5,169,237	89%
Covered loans (1)	400,789	7%	449,850	8%	496,162	9%	552,838	10%	620,528	11%
Total loans	$5,707,668	100%	$5,766,930	100%	$5,624,845	100%	$5,723,249	100%	$5,789,765	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

Our loan portfolio mix improved over the past twelve months from the standpoint of lowering our real estate-related exposure, as commercial and lease loan balances increased by 13.6% while commercial real estate and construction loan balances decreased by 8.0%.

ASSET QUALITY

The following table presents a summary of classified assets (excluding loans held for sale, credit-impaired loans and OREO that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Non-performing loans:
Non-accrual loans (1)	$108,765	$115,387	$104,813	$113,077	$124,011
Loans 90 days or more past due, still accruing interest (2)	5,193	1,599	470	453	679
Total non-performing loans	113,958	116,986	105,283	113,530	124,690
OREO	31,462	36,977	42,427	49,690	63,077
Repossessed assets	757	773	113	60	81
Total non-performing assets	146,177	154,736	147,823	163,280	187,848
Potential problem loans (3)	115,451	111,553	134,289	141,066	159,440
Total classified assets	$261,628	$266,289	$282,112	$304,346	$347,288

Total allowance for loan losses	$121,802	$124,204	$121,182	$121,756	$125,431
Accruing restructured loans (4)	$21,881	$21,256	$17,929	$16,536	$24,145
Total non-performing loans to total loans	2.00%	2.03%	1.87%	1.98%	2.15%
Total non-performing assets to total assets	1.56%	1.62%	1.56%	1.72%	1.94%
Allowance for loan losses to non-performing loans	106.88%	106.17%	115.10%	107.25%	100.59%

(1)
Includes $27.2 million, $28.4 million, $27.1 million, $32.7 million and $34.7 million of restructured loans on non-accrual status at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012, respectively.

(2)	Approximately $3.5 million of loans 90 days or more past due, still accruing interest as of March 31, 2013 were paid off in April 2013.

(3)
We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.

(4)
Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Commercial and lease	$22,247	$25,517	$22,648	$24,402	$34,471
Commercial real estate	57,604	59,508	55,387	62,512	70,939
Construction real estate	1,025	1,028	1,225	1,470	1,553
Consumer related	33,082	30,933	26,023	25,146	17,727
Total non-performing loans	$113,958	$116,986	$105,283	$113,530	$124,690

Consumer related non-performing loans increased compared to December 31, 2012 and a year ago primarily due to an increase in home equity and residential non-performing loans.

The following table represents a summary of OREO (excluding OREO related to assets acquired in FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Balance at the beginning of quarter	$36,977	$42,427	$49,690	$63,077	$78,452
Transfers in at fair value less estimated costs to sell	711	1,811	63	910	1,751
Capitalized OREO costs	—	505	978	967	359
Fair value adjustments	(349)	(1,982)	(4,648)	(4,507)	(4,764)
Net gains on sales of OREO	30	134	497	351	416
Cash received upon disposition	(5,907)	(5,918)	(4,153)	(11,108)	(13,137)
Balance at the end of quarter	$31,462	$36,977	$42,427	$49,690	$63,077

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

	1Q13	4Q12	3Q12	2Q12	1Q12
Allowance for credit losses, balance at the beginning of period	$128,279	$124,926	$128,840	$133,255	$135,975
Provision for credit losses	—	1,000	(13,000)	—	3,100
Charge-offs:
Commercial loans	911	343	75	1,451	539
Commercial loans collateralized by assignment of lease payments (lease loans)	—	1	—	1,720	—
Commercial real estate loans	1,917	2,965	2,994	2,415	3,003
Construction real estate	962	56	71	444	3,436
Residential real estate	82	1,068	474	1,108	294
Indirect vehicle	729	623	433	488	715
Home equity	787	1,394	1,209	876	1,072
Consumer loans	565	485	332	274	258
Total charge-offs	5,953	6,935	5,588	8,776	9,317
Recoveries:
Commercial loans	452	745	306	386	2,038
Commercial loans collateralized by assignment of lease payments (lease loans)	144	6,260	111	93	256
Commercial real estate loans	740	871	12,893	3,061	162
Construction real estate	214	561	752	141	565
Residential real estate	276	271	8	188	34
Indirect vehicle	415	261	224	300	311
Home equity	114	248	303	100	20
Consumer loans	52	71	77	92	111
Total recoveries	2,407	9,288	14,674	4,361	3,497
Total net charge-offs (recoveries)	3,546	(2,353)	(9,086)	4,415	5,820
Allowance for credit losses	124,733	128,279	124,926	128,840	133,255
Allowance for unfunded credit commitments	(2,931)	(4,075)	(3,744)	(7,084)	(7,824)
Allowance for loan losses	$121,802	$124,204	$121,182	$121,756	$125,431

Total loans, excluding loans held for sale	$5,707,668	$5,766,930	$5,624,845	$5,723,249	$5,789,765
Average loans, excluding loans held for sale	$5,668,359	$5,604,837	$5,630,232	$5,712,630	$5,802,037
Ratio of allowance for loan losses to total loans, excluding loans held for sale	2.13%	2.15%	2.15%	2.13%	2.17%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.25%	(0.17)%	(0.64)%	0.31%	0.40%

The following table presents the three elements of our allowance for loan losses (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Commercial related loans:
General reserve	$92,527	$91,745	$95,586	$93,904	$98,673
Specific reserve	12,043	13,231	11,300	13,674	13,734
Consumer related reserve	17,232	19,228	14,296	14,178	13,024
Total allowance for loan losses	$121,802	$124,204	$121,182	$121,756	$125,431

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$40,949	$41,315	$42,187	$42,175	$42,070
States and political subdivisions	719,761	725,019	668,966	629,173	581,720
Mortgage-backed securities	842,605	993,328	1,075,962	1,035,473	1,193,248
Corporate bonds	197,675	96,674	16,626	5,569	5,686
Equity securities	11,179	11,835	11,231	11,081	10,887
Total fair value	$1,812,169	$1,868,171	$1,814,972	$1,723,471	$1,833,611

Amortized cost
Government sponsored agencies and enterprises	$38,478	$38,605	$39,233	$39,366	$39,503
States and political subdivisions	680,978	679,991	620,489	589,654	547,262
Mortgage-backed securities	827,384	981,513	1,060,665	1,014,186	1,168,340
Corporate bonds	197,162	97,014	16,617	5,569	5,686
Equity securities	10,820	11,398	10,644	10,584	10,520
Total amortized cost	$1,754,822	$1,808,521	$1,747,648	$1,659,359	$1,771,311

Unrealized gain
Government sponsored agencies and enterprises	$2,471	$2,710	$2,954	$2,809	$2,567
States and political subdivisions	38,783	45,028	48,477	39,519	34,458
Mortgage-backed securities	15,221	11,815	15,297	21,287	24,908
Corporate bonds	513	(340)	9	—	—
Equity securities	359	437	587	497	367
Total unrealized gain	$57,347	$59,650	$67,324	$64,112	$62,300

Securities held to maturity, at cost:
States and political subdivisions	$262,310	$237,563	$238,211	$238,869	$239,526
Mortgage-backed securities	255,475	255,858	257,640	258,931	259,241
Total amortized cost	$517,785	$493,421	$495,851	$497,800	$498,767

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 95% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	3/31/2013		12/31/2012		9/30/2012		6/30/2012		3/31/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,067,310	28%	$2,164,547	29%	$2,011,542	27%	$1,946,468	26%	$1,874,028	25%
Money market and NOW accounts	2,778,916	37%	2,747,273	36%	2,682,608	36%	2,564,493	34%	2,702,636	35%
Savings accounts	833,251	11%	811,333	11%	797,741	10%	790,350	11%	786,357	10%
Total low cost deposits	5,679,477	76%	5,723,153	76%	5,491,891	73%	5,301,311	71%	5,363,021	70%
Certificates of deposit:
Certificates of deposit	1,478,039	20%	1,525,366	20%	1,632,370	22%	1,718,266	23%	1,820,266	24%
Brokered deposit accounts	294,390	4%	294,178	4%	355,086	5%	451,132	6%	451,415	6%
Total certificates of deposit	1,772,429	24%	1,819,544	24%	1,987,456	27%	2,169,398	29%	2,271,681	30%

Total deposits	$7,451,906	100%	$7,542,697	100%	$7,479,347	100%	$7,470,709	100%	$7,634,702	100%

Our deposit mix improved over the past twelve months as low cost deposits increased by 5.9% and comprised 76% of total deposits at March 31, 2013 compared to 70% at March 31, 2012 driven by noninterest bearing deposit inflows.

CAPITAL

Tangible book value per common share increased to $15.57 at March 31, 2013 compared to $14.81 a year ago primarily due to retained net income. Our regulatory capital ratios remain strong and MB Financial Bank, N.A. was categorized as “well capitalized” at March 31, 2013 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted and other transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency, the Board of Governors of the Federal Reserve System and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, any changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Dollars in thousands)

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
ASSETS
Cash and due from banks	$131,146	$176,010	$129,326	$132,737	$128,411
Interest earning deposits with banks	108,885	111,533	327,301	304,075	272,553
Total cash and cash equivalents	240,031	287,543	456,627	436,812	400,964
Investment securities:
Securities available for sale, at fair value	1,812,169	1,868,171	1,814,972	1,723,471	1,833,611
Securities held to maturity, at amortized cost	517,785	493,421	495,851	497,800	498,767
Non-marketable securities - FHLB and FRB Stock	52,434	55,385	57,653	61,462	65,541
Total investment securities	2,382,388	2,416,977	2,368,476	2,282,733	2,397,919
Loans held for sale	3,030	7,492	7,221	2,290	3,364
Loans:
Total loans, excluding covered loans	5,306,879	5,317,080	5,128,683	5,170,411	5,169,237
Covered loans	400,789	449,850	496,162	552,838	620,528
Total loans	5,707,668	5,766,930	5,624,845	5,723,249	5,789,765
Less: Allowance for loan losses	121,802	124,204	121,182	121,756	125,431
Net loans	5,585,866	5,642,726	5,503,663	5,601,493	5,664,334
Lease investments, net	117,744	129,823	113,180	111,122	124,748
Premises and equipment, net	219,662	221,533	214,301	214,935	212,589
Cash surrender value of life insurance	129,723	128,879	127,985	127,096	126,226
Goodwill	423,369	423,369	387,069	387,069	387,069
Other intangibles	27,968	29,512	25,735	26,986	28,237
Other real estate owned, net	31,462	36,977	42,427	49,690	63,077
Other real estate owned related to FDIC transactions	20,011	22,478	32,607	43,807	53,703
FDIC indemnification asset	29,197	39,345	36,311	56,637	72,161
Other assets	175,379	185,151	147,943	148,896	137,209
Total assets	$9,385,830	$9,571,805	$9,463,545	$9,489,566	$9,671,600
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,067,310	$2,164,547	$2,011,542	$1,946,468	$1,874,028
Interest bearing	5,384,596	5,378,150	5,467,805	5,524,241	5,760,674
Total deposits	7,451,906	7,542,697	7,479,347	7,470,709	7,634,702
Short-term borrowings	224,379	220,602	289,613	261,729	269,691
Long-term borrowings	64,019	116,050	118,798	221,100	256,456
Junior subordinated notes issued to capital trusts	152,065	152,065	152,065	158,521	158,530
Accrued expenses and other liabilities	198,658	264,621	162,892	139,756	136,791
Total liabilities	8,091,027	8,296,035	8,202,715	8,251,815	8,456,170
Stockholders' Equity
Common stock	550	550	550	549	549
Additional paid-in capital	734,057	732,771	731,679	732,297	732,613
Retained earnings	527,332	507,933	489,426	466,812	445,233
Accumulated other comprehensive income	34,928	36,326	40,985	39,035	37,935
Treasury stock	(3,529)	(3,293)	(3,304)	(3,353)	(3,326)
Controlling interest stockholders' equity	1,293,338	1,274,287	1,259,336	1,235,340	1,213,004
Noncontrolling interest	1,465	1,483	1,494	2,411	2,426
Total stockholders' equity	1,294,803	1,275,770	1,260,830	1,237,751	1,215,430
Total liabilities and stockholders' equity	$9,385,830	$9,571,805	$9,463,545	$9,489,566	$9,671,600

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

	1Q13	4Q12	3Q12	2Q12	1Q12
Interest income:
Loans	$60,793	$63,328	$67,482	$69,250	$71,648
Investment securities:
Taxable	6,140	6,371	7,287	8,882	10,884
Nontaxable	8,060	7,687	7,582	7,303	6,739
Other interest earning accounts	135	228	312	158	169
Total interest income	75,128	77,614	82,663	85,593	89,440
Interest expense:
Deposits	5,709	6,066	7,374	8,058	8,760
Short-term borrowings	167	294	342	362	206
Long-term borrowings and junior subordinated notes	1,567	1,738	2,872	3,069	3,381
Total interest expense	7,443	8,098	10,588	11,489	12,347
Net interest income	67,685	69,516	72,075	74,104	77,093
Provision for credit losses	—	1,000	(13,000)	—	3,100
Net interest income after provision for credit losses	67,685	68,516	85,075	74,104	73,993
Non-interest income:
Capital markets and international banking service fees	808	2,386	1,400	788	512
Commercial deposit and treasury management fees	5,966	6,095	5,860	5,784	5,897
Lease financing, net	16,263	12,419	9,671	7,334	6,958
Trust and asset management fees	4,494	4,623	4,428	4,535	4,404
Card fees	2,695	2,505	2,388	2,429	2,046
Loan service fees	1,011	2,436	1,075	1,267	1,067
Consumer and other deposit service fees	3,246	3,655	3,786	3,534	3,453
Brokerage fees	1,157	1,088	1,185	1,264	1,255
Net (loss) gain on securities available for sale	(1)	311	281	(34)	(3)
Increase in cash surrender value of life insurance	844	893	890	870	917
Net loss on sale of assets	—	(905)	(12)	(8)	(17)
Accretion of FDIC indemnification asset	143	154	204	222	475
Net loss recognized on other real estate owned	(330)	(1,626)	(3,938)	(5,441)	(6,589)
Net gain on sale of loans	639	822	575	554	374
Other operating income	1,438	1,429	760	809	2,105
Total non-interest income	38,373	36,285	28,553	23,907	22,854
Non-interest expense:
Salaries and employee benefits	43,514	43,038	42,083	40,146	40,429
Occupancy and equipment expense	9,404	8,774	8,274	9,188	9,570
Computer services and telecommunication expense	3,887	4,160	3,777	3,909	3,653
Advertising and marketing expense	2,103	2,335	1,936	1,839	2,073
Professional and legal expense	1,295	1,640	1,554	1,503	1,413
Other intangible amortization expense	1,544	1,251	1,251	1,251	1,257
Branch impairment charges	—	1,432	758	—	—
Other real estate expense, net	139	449	874	424	1,243
Prepayment fees on interest bearing liabilities	—	—	12,682	—	—
Other operating expenses	9,213	8,027	7,976	8,574	7,693
Total non-interest expense	71,099	71,106	81,165	66,834	67,331
Income before income taxes	34,959	33,695	32,463	31,177	29,516
Income tax expense	10,053	9,683	9,330	9,034	8,430
Net income	24,906	24,012	23,133	22,143	21,086
Dividends and discount accretion on preferred shares	—	—	—	—	3,269
Net income available to common stockholders	$24,906	$24,012	$23,133	$22,143	$17,817

	1Q13	4Q12	3Q12	2Q12	1Q12
Common share data:
Basic earnings per common share	$0.46	$0.44	$0.43	$0.41	$0.33

Diluted earnings per common share	0.46	0.44	0.42	0.41	0.33

Weighted average common shares outstanding for basic earnings per common share	54,411,806	54,401,504	54,346,827	54,174,717	54,155,856

Weighted average common shares outstanding for diluted earnings per common share	54,736,644	54,597,737	54,556,517	54,448,709	54,411,916

Selected Financial Data:
	1Q13	4Q12	3Q12	2Q12	1Q12
Performance Ratios:
Annualized return on average assets	1.07%	1.01%	0.97%	0.94%	0.87%
Annualized return on average equity	7.89	7.55	7.38	7.28	5.94
Annualized cash return on average tangible equity(1)	12.53	11.47	11.29	11.28	9.36
Net interest rate spread	3.44	3.41	3.48	3.65	3.67
Cost of funds(2)	0.38	0.40	0.52	0.57	0.60
Efficiency ratio(3)	63.10	61.16	61.43	61.36	60.04
Annualized net non-interest expense to average assets(4)	1.37	1.29	1.46	1.57	1.54
Core non-interest income to revenues (5)	34.56	34.18	29.49	27.49	26.46
Net interest margin	3.32	3.31	3.42	3.59	3.64
Tax equivalent effect	0.27	0.26	0.25	0.24	0.23
Net interest margin - fully tax equivalent basis(6)	3.59	3.57	3.67	3.83	3.87
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.00%	2.03%	1.87%	1.98%	2.15%
Non-performing assets(7) to total assets	1.56	1.62	1.56	1.72	1.94
Allowance for loan losses to non-performing loans(7)	106.88	106.17	115.10	107.25	100.59
Allowance for loan losses to total loans	2.13	2.15	2.15	2.13	2.17
Net loan charge-offs (recoveries) to average loans (annualized)	0.25	(0.17)	(0.64)	0.31	0.40
Capital Ratios:
Tangible equity to tangible assets(8)	9.54%	9.13%	9.46%	9.17%	8.74%
Tangible common equity to risk weighted assets(9)	13.29	13.07	14.16	13.67	13.17
Book value per common share(10)	$23.63	$23.29	$23.01	$22.64	$22.23
Less: goodwill and other intangible assets, net of benefit, per common share	8.06	8.08	7.37	7.40	7.42
Tangible book value per common share(11)	$15.57	$15.21	$15.64	$15.24	$14.81

Total capital (to risk-weighted assets)	16.22%	16.62%	17.91%	17.53%	17.10%
Tier 1 capital (to risk-weighted assets)	14.96	14.73	15.83	15.45	15.02
Tier 1 capital (to average assets)	10.74	10.50	10.60	10.46	9.99
Tier 1 common capital (to risk-weighted assets)	12.66	12.42	13.39	12.93	12.54

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(3)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.

(10)	Equals total ending stockholders’ equity divided by common shares outstanding.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on sale of other assets, net losses on other real estate owned, and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, prepayment fees on interest bearing liabilities, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on sale of other assets, net losses on other real estate owned and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding prepayment fees on interest bearing liabilities, impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes. The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—First Quarter Results.”

The following table presents a reconciliation of tangible equity to equity (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Stockholders' equity - as reported	$1,294,803	$1,275,770	$1,260,830	$1,237,751	$1,215,430
Less: goodwill	423,369	423,369	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	18,179	19,183	16,728	17,541	18,354
Tangible equity	$853,255	$833,218	$857,033	$833,141	$810,007

The following table presents a reconciliation of tangible assets to total assets (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Total assets - as reported	$9,385,830	$9,571,805	$9,463,545	$9,489,566	$9,671,600
Less: goodwill	423,369	423,369	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	18,179	19,183	16,728	17,541	18,354
Tangible assets	$8,944,282	$9,129,253	$9,059,748	$9,084,956	$9,266,177

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (dollars in thousands):

	1Q13	4Q12	3Q12	2Q12	1Q12
Average common stockholders' equity - as reported	$1,280,921	$1,264,772	$1,247,846	$1,223,667	$1,206,364
Less: average goodwill	423,369	387,464	387,069	387,069	387,069
Less: average other intangible assets, net of tax benefit	18,611	16,238	17,018	17,903	18,721
Average tangible common equity	$838,941	$861,070	$843,759	$818,695	$800,574

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (dollars in thousands):

	1Q13	4Q12	3Q12	2Q12	1Q12
Net income available to common stockholders - as reported	$24,906	$24,012	$23,133	$22,143	$17,817
Add: other intangible amortization expense, net of tax benefit	1,004	813	813	813	817
Net cash flow available to common stockholders	$25,910	$24,825	$23,946	$22,956	$18,634

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (dollars in thousands):

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Tier 1 capital - as reported	$960,803	$939,087	$958,123	$941,888	$925,089
Less: qualifying trust preferred securities	147,500	147,500	147,500	153,500	153,500
Tier 1 common capital	$813,303	$791,587	$810,623	$788,388	$771,589

Efficiency Ratio Calculation (Dollars in Thousands)

	1Q13	4Q12	3Q12	2Q12	1Q12
Non-interest expense	$71,099	$71,106	$81,165	$66,834	$67,331
Adjustment for prepayment fees on interest bearing liabilities	—	—	12,682	—	—
Adjustment for impairment charges	—	1,432	758	—	—
Adjustment for increase (decrease) in market value of assets held in trust for deferred compensation	483	104	355	(149)	501
Non-interest expense - as adjusted	$70,616	$69,570	$67,370	$66,983	$66,830

Net interest income	$67,685	$69,516	$72,075	$74,104	$77,093
Tax equivalent adjustment	5,555	5,360	5,256	5,057	4,756
Net interest income on a fully tax equivalent basis	73,240	74,876	77,331	79,161	81,849
Tax equivalent adjustment on the increase in cash surrender value of life insurance	454	481	479	468	494
Plus non-interest income	38,373	36,285	28,553	23,907	22,854
Less net loss on other real estate owned	(330)	(1,626)	(3,938)	(5,441)	(6,589)
Less net (loss) gain on investment securities	(1)	311	281	(34)	(3)
Less net loss on sale of other assets	—	(905)	(12)	(8)	(17)
Less increase (decrease) in market value of assets held in trust for deferred compensation	483	104	355	(149)	501
Net interest income plus non-interest income - as adjusted	$111,915	$113,758	$109,677	$109,168	$111,305

Efficiency ratio	63.10%	61.16%	61.43%	61.36%	60.04%
Efficiency ratio (without adjustments)	67.04%	67.21%	80.66%	68.19%	67.37%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	1Q13	4Q12	3Q12	2Q12	1Q12
Non-interest expense	$71,099	$71,106	$81,165	$66,834	$67,331
Adjustment for prepayment fees on interest bearing liabilities	—	—	12,682	—	—
Adjustment for impairment charges	—	1,432	758	—	—
Adjustment for increase (decrease) in market value of assets held in trust for deferred compensation	483	104	355	(149)	501
Non-interest expense - as adjusted	70,616	69,570	67,370	66,983	66,830

Non-interest income	38,373	36,285	28,553	23,907	22,854
Less net losses on other real estate owned	(330)	(1,626)	(3,938)	(5,441)	(6,589)
Less net (loss) gain on investment securities	(1)	311	281	(34)	(3)
Less net loss on sale of other assets	—	(905)	(12)	(8)	(17)
Less increase (decrease) in market value of assets held in trust for deferred compensation	483	104	355	(149)	501
Non-interest income - as adjusted	38,221	38,401	31,867	29,539	28,962
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	454	481	479	468	494
Net non-interest expense	$31,941	$30,688	$35,024	$36,976	$37,374

Average assets	$9,449,588	$9,461,895	$9,516,159	$9,478,480	$9,736,702

Annualized net non-interest expense to average assets	1.37%	1.29%	1.46%	1.57%	1.54%

Annualized net non-interest expense to average assets (without adjustments)	1.40%	1.46%	2.20%	1.82%	1.84%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

	1Q13	4Q12	3Q12	2Q12	1Q12
Non-interest income	$38,373	$36,285	$28,553	$23,907	$22,854
Less net losses on other real estate owned	(330)	(1,626)	(3,938)	(5,441)	(6,589)
Less net (loss) gain on investment securities	(1)	311	281	(34)	(3)
Less net loss on sale of other assets	—	(905)	(12)	(8)	(17)
Less increase (decrease) in market value of assets held in trust for deferred compensation	483	104	355	(149)	501
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	454	481	479	468	494
Non-interest income - as adjusted	$38,675	$38,882	$32,346	$30,007	$29,456

Net interest income	$67,685	$69,516	$72,075	$74,104	$77,093
Tax equivalent adjustment	5,555	5,360	5,256	5,057	4,756
Net interest income on a fully tax equivalent basis	73,240	74,876	77,331	79,161	81,849
Tax equivalent adjustment on the increase in cash surrender value of life insurance	454	481	479	468	494
Plus non-interest income	38,373	36,285	28,553	23,907	22,854
Less net loss on other real estate owned	(330)	(1,626)	(3,938)	(5,441)	(6,589)
Less net (loss) gain on investment securities	(1)	311	281	(34)	(3)
Less net loss on sale of other assets	—	(905)	(12)	(8)	(17)
Less increase (decrease) in market value of assets held in trust for deferred compensation	483	104	355	(149)	501
Total revenue - as adjusted and on a fully tax equivalent basis	$111,915	$113,758	$109,677	$109,168	$111,305

Total revenue - unadjusted	$106,058	$105,801	$100,628	$98,011	$99,947

Core non-interest income to revenues ratio	34.56%	34.18%	29.49%	27.49%	26.46%

Core non-interest income to revenues ratio (without adjustments)	36.18%	34.30%	28.37%	24.39%	22.87%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	1Q13			1Q12			4Q12
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,205,903	$12,559	4.17%	$1,062,246	12,774	4.76%	$1,117,323	$12,711	4.45%
Commercial loans collateralized by assignment of lease payments	1,300,818	12,799	3.94%	1,176,901	13,757	4.68%	1,204,431	12,797	4.25%
Real estate commercial	1,735,082	20,744	4.78%	1,863,892	23,906	5.07%	1,766,332	21,636	4.79%
Real estate construction	113,573	1,120	3.94%	145,728	1,540	4.18%	146,717	1,614	4.30%
Total commercial related credits	4,355,376	47,222	4.34%	4,248,767	51,977	4.84%	4,234,803	48,758	4.51%
Other loans
Real estate residential	312,748	3,285	4.20%	313,602	3,650	4.66%	312,189	3,417	4.38%
Home equity	298,061	3,190	4.34%	332,909	3,670	4.43%	308,854	3,336	4.30%
Indirect	212,153	3,022	5.78%	186,359	2,935	6.33%	207,429	3,061	5.87%
Consumer loans	70,364	607	3.50%	69,747	529	3.05%	69,554	623	3.56%
Total other loans	893,326	10,104	4.59%	902,617	10,784	4.81%	898,026	10,437	4.62%
Total loans, excluding covered loans	5,248,702	57,326	4.43%	5,151,384	62,761	4.90%	5,132,829	59,195	4.59%
Covered loans	424,688	4,682	4.47%	652,146	10,014	6.18%	479,011	5,354	4.45%
Total loans	5,673,390	62,008	4.43%	5,803,530	72,775	5.04%	5,611,840	64,549	4.58%
Taxable investment securities	1,484,300	6,140	1.65%	1,702,766	10,884	2.56%	1,508,774	6,371	1.69%
Investment securities exempt from federal income taxes (3)	911,742	12,400	5.44%	742,568	10,368	5.58%	865,653	11,826	5.46%
Other interest earning deposits	197,057	135	0.28%	258,351	169	0.26%	361,371	228	0.25%
Total interest earning assets	$8,266,489	$80,683	3.96%	$8,507,215	$94,196	4.45%	$8,347,638	$82,974	3.95%
Non-interest earning assets	1,183,099			1,229,487			1,114,257
Total assets	$9,449,588			$9,736,702			$9,461,895
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,737,494	$927	0.14%	$2,649,671	$1,207	0.18%	$2,726,718	$1,007	0.15%
Savings accounts	822,214	136	0.07%	772,335	248	0.13%	804,158	144	0.07%
Certificates of deposit	1,512,600	2,397	0.66%	1,892,328	3,883	0.86%	1,570,147	2,562	0.67%
Customer repurchase agreements	181,658	98	0.22%	203,003	134	0.27%	233,532	147	0.25%
Total core funding	5,253,966	3,558	0.27%	5,517,337	5,472	0.40%	5,334,555	3,860	0.29%
Wholesale funding:
Brokered accounts (includes fee expense)	294,295	2,249	3.10%	439,890	3,422	3.13%	302,565	2,353	3.09%
Other borrowings	259,135	1,636	2.53%	429,231	3,453	3.18%	286,952	1,885	2.57%
Total wholesale funding	553,430	3,885	2.52%	869,121	6,875	2.76%	589,517	4,238	2.49%
Total interest bearing liabilities	$5,807,396	$7,443	0.52%	$6,386,458	$12,347	0.78%	$5,924,072	$8,098	0.54%
Non-interest bearing deposits	2,145,058			1,851,211			2,119,632
Other non-interest bearing liabilities	216,213			136,412			153,419
Stockholders' equity	1,280,921			1,362,621			1,264,772
Total liabilities and stockholders' equity	$9,449,588			$9,736,702			$9,461,895
Net interest income/interest rate spread (4)		$73,240	3.44%		$81,849	3.67%		$74,876	3.41%
Taxable equivalent adjustment		5,555			4,756			5,360
Net interest income, as reported		$67,685			$77,093			$69,516
Net interest margin (5)			3.32%			3.64%			3.31%
Tax equivalent effect			0.27%			0.23%			0.26%
Net interest margin on a fully tax equivalent basis (5)			3.59%			3.87%			3.57%

(1)	Non-accrual loans are included in average loans.

(2)
Interest income includes amortization of deferred loan origination fees of $981 thousand, $877 thousand, and $1.0 million for the three months ended March 31, 2013, March 31, 2012, and December 31, 2012, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.